Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-206-3916 gregg.haddad@wellcare.com	813-290-6208 amy.knapp@wellcare.com

WellCare Reports Annual and Fourth Quarter 2010 Results

Tampa, Florida (February 16, 2011) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the year and fourth quarter ended December 31, 2010.  As determined under generally accepted accounting principles (“GAAP”), net income for the fourth quarter of 2010 was $26.1 million, or $0.61 per diluted share, compared with $11.1 million, or $0.26 per diluted share, for the fourth quarter of 2009.  Adjusted net income for the fourth quarter of 2010 was $30.4 million, or $0.71 per diluted share, compared with $20.0 million, or $0.47 per diluted share for the fourth quarter of 2009.

As determined under GAAP, the Company reported a net loss for the year 2010 of $53.4 million, or $1.26 per diluted share, compared with net income of $39.9 million, or $0.95 per diluted share, for the year 2009.  Adjusted net income for the year 2010 was $114.2 million, or $2.67 per diluted share, compared with $126.6 million, or $3.00 per diluted share, for the year 2009.

“We are pleased with our accomplishments in 2010, which are the foundation for our optimism about continued strategic, operational, and financial progress in 2011,” said Alec Cunningham, WellCare’s chief executive officer.  “We are confident that we will continue to strengthen our service and value to our members, government customers, and business partners in 2011 and beyond.”

WellCare made progress on its top priorities during 2010.  With respect to improving health care quality and access, WellCare received full URAC health plan accreditation for its two Florida health plans, increased many of its Medicare Advantage plans’ and prescription drug plans’ (“PDPs’”) star scores, and increased a number of Healthcare Effectiveness Data and Information Set (“HEDIS®”) measures for its Medicaid plans.  In addition, the Company’s administrative cost structure was a focus with the execution of a strategic and organizational restructuring and process improvements that have positioned WellCare for an anticipated 80 to 100 basis point reduction in its administrative expense ratio in 2011.

During 2010, WellCare also invested in delivering prudent, profitable growth in its three business segments.  These investments are the drivers of expected premium revenue growth of 8% to 10% in 2011.  Finally, the Company made progress in resolving complex legal and regulatory matters, including various previously disclosed government investigations and related litigation.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

Basis of Presentation

WellCare has reassessed its reporting practices and, beginning this quarter, is reporting Medicaid premium tax expense separate from selling, general, and administrative (“SG&A”) expense.  Historically, the Company has reported premium tax expense within SG&A expense.  In addition, the Company is excluding Medicaid premium taxes from premium revenue when calculating its medical benefits ratios (“MBRs”), administrative expense ratio, and other key measurements.  The Company believes that reporting certain measurements excluding Medicaid premium taxes provides useful information for investors, as the impact of Medicaid premium taxes on the Company’s key ratios and measurements is not indicative of operating performance.

In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and associated resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Highlights of Operations for the Fourth Quarter

Adjusted net income for the fourth quarter of 2010 was favorable in comparison to the fourth quarter of 2009 primarily due to decreases in the MBRs of all three of the Company’s segments, which were driven by lower medical benefits expense, as well as decreased SG&A expense.  These improvements were offset in part by decreased gross margin from the December 31, 2009, withdrawal of the Company’s Medicare Advantage private fee-for-service (“PFFS”) plans and from reduced membership in the Company’s Medicare Advantage coordinated care plans (“CCPs”) due mainly to the impact of the previously disclosed 2009 Centers for Medicare & Medicaid Services (“CMS”) marketing sanction.

Membership as of December 31, 2010, decreased to 2.2 million, compared with 2.3 million members as of December 31, 2009.  Medicaid segment membership decreased by 9,000 year-over-year to 1.3 million as of December 31, 2010.  Medicare Advantage membership decreased year-over-year by 109,000 members.  The withdrawal from PFFS plans reduced membership by 95,000 year-over-year.  Medicare Advantage CCP membership decreased 14,000.  PDP membership increased 21,000 year-over-year, to end the year at 768,000 members, up from 747,000 members at December 31, 2009.

Premium revenue for the fourth quarter 2010 decreased 17% year-over-year to $1.3 billion.  The decrease was attributable to the withdrawal of PFFS plans and to the impact of the 2009 CMS marketing sanction on Medicare Advantage segment revenue, offset in part by growth in revenue in the PDP and Medicaid segments.

Medical benefits expense was $1.1 billion, a decrease of 21% from the fourth quarter of 2009.  The MBR was 82.5% in the fourth quarter of 2010, compared with 86.0% in the fourth quarter of 2009.  The decrease was driven by the improved performance of the Company’s PDPs and Medicaid plans, as well as the withdrawal from PFFS plans.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

SG&A expense as determined under GAAP was $194 million in the fourth quarter of 2010, compared with $203 million for the same period in 2009.  Adjusted SG&A was $179 million in the fourth quarter of 2010, a decrease of 6% from $191 million in the same period last year.  The year-over-year decrease in adjusted SG&A expense resulted principally from gains in operating efficiency and the withdrawal from PFFS plans.  The adjusted administrative expense ratio was 13.4% in the fourth quarter of 2010, compared with 11.8% for the same period in 2009, due primarily to a lower revenue base in 2010 resulting from the withdrawal of the Company’s PFFS plans and the impact of the 2009 CMS marketing sanction.

Cash Flow and Financial Condition Highlights

Net cash provided by operating activities as determined under GAAP was $223 million and $58 million for the years ended December 31, 2010 and 2009, respectively.  Net cash provided by operating activities, modified for the timing of receipts from, and payments to, the Company’s government clients, was $73 million and $93 million for the years ended December 31, 2010 and 2009, respectively.

As of December 31, 2010, unregulated cash and short-term investments were approximately $193 million.  Unregulated cash and short-term investments were approximately $201 million as of September 30, 2010, and $120 million on December 31, 2009.

Days in claims payable were 62 days as of December 31, 2010, compared with 56 days as of September 30, 2010, and 53 days as of December 31, 2009.

Financial Outlook

WellCare is providing its financial outlook for the year ended December 31, 2011.
•	Adjusted net income per diluted share is expected to be between approximately $2.45 and $2.70.
•	Premium revenue is expected to be between approximately $5.8 and $5.9 billion.
•	The 2011 Medicaid, Medicare Advantage, and PDP segments’ MBRs each are anticipated to increase relative to the respective 2010 segment MBRs.
•	The adjusted administrative expense ratio is expected to be in the range of 10.7% to 10.9%.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

Webcast

A discussion of WellCare’s annual and fourth quarter 2010 results will be webcast live on Wednesday, February 16, 2011, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.2 million members nationwide as of December 31, 2010.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Our financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Premium	$1,334,625	$1,610,529	$5,373,816	$6,776,226
Medicaid premium taxes	18,296	10,914	56,374	91,026
Total premium	1,352,921	1,621,443	5,430,190	6,867,252
Investment and other income	2,529	2,537	10,035	10,912
Total revenues	1,355,450	1,623,980	5,440,225	6,878,164

Expenses:
Medical benefits	1,100,761	1,385,247	4,536,631	5,862,457
Selling, general and administrative	194,203	202,862	895,894	805,238
Medicaid premium taxes	18,296	10,914	56,374	91,026
Depreciation and amortization	6,176	5,789	23,946	23,336
Interest	69	–	229	3,087
Total expenses	1,319,505	1,604,812	5,513,074	6,785,144

Income (loss) before income taxes	35,945	19,168	(72,849)	93,020
Income tax expense (benefit)	9,808	8,029	(19,449)	53,149
Net income (loss)	$26,137	$11,139	$(53,400)	$39,871

Net income (loss) per common share:
Basic	$0.62	$0.27	$(1.26)	$0.95
Diluted	$0.61	$0.26	$(1.26)	$0.95

Weighted average common shares outstanding:
Basic	42,492,250	41,977,007	42,365,061	41,823,497
Diluted	42,898,465	42,758,030	42,365,061	42,150,777

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)
	As of December 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$1,359,548	$1,158,131
Investments	108,788	62,722
Premium receivables, net	127,796	285,808
Funds receivable for the benefit of members	33,182	77,851
Income taxes receivable	9,973	–
Prepaid expenses and other current assets, net	114,492	104,079
Deferred income tax asset	61,392	28,874
Total current assets	1,815,171	1,717,465
Property, equipment and capitalized software, net	76,825	61,785
Goodwill	111,131	111,131
Other intangible assets, net	11,428	12,961
Long-term investments	62,931	51,710
Restricted investments	107,569	130,550
Deferred income tax asset	58,340	29,654
Other assets	3,898	3,191
Total Assets	$2,247,293	$2,118,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$742,990	$802,515
Unearned premiums	67,383	90,496
Accounts payable	8,284	5,270
Other accrued expenses and liabilities	199,033	220,562
Current portion of amounts accrued related to investigation resolution	121,406	18,192
Other payables to government partners	46,605	38,147
Income taxes payable	–	4,888
Total current liabilities	1,185,701	1,180,070
Amounts accrued related to investigation resolution	216,136	40,205
Other liabilities	13,410	17,272
Total liabilities	1,415,247	1,237,547
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,541,725 and 42,361,207 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively)	425	424
Paid-in capital	428,818	425,083
Retained earnings	405,112	458,512
Accumulated other comprehensive loss	(2,309)	(3,119)
Total stockholders’ equity	832,046	880,900
Total Liabilities and Stockholders’ Equity	$2,247,293	$2,118,447

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Year Ended December 31,
	2010	2009
Cash provided by (used in) operating activities:
Net (loss) income	$(53,400)	$39,871
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,946	23,336
Equity-based compensation expense	14,801	44,149
Deferred taxes, net	(61,204)	10,443
Provision for doubtful receivables	(6,889)	1,945
Changes in operating accounts:
Premium receivables, net	158,124	(74,014)
Other receivables from government partners, net	6,728	(564)
Prepaid expenses and other current assets, net	(10,362)	28,586
Medical benefits payable	(59,525)	36,336
Unearned premiums	(23,113)	9,299
Accounts payable and other accrued expenses	752	(69,440)
Other payables to government partners	8,458	30,047
Amounts accrued related to investigation resolution	256,207	8,397
Income taxes, net	(21,134)	(15,645)
Other, net	(10,332)	(14,821)
Net cash provided by operating activities	223,057	57,925
Cash provided by (used in) investing activities:
Purchases of investments	(219,961)	(16,115)
Proceeds from sale and maturities of investments	163,993	27,466
Purchases of restricted investments	(21,820)	(65,299)
Proceeds from maturities of restricted investments	44,800	133,665
Additions to property, equipment and capitalized software, net	(27,516)	(16,078)
Net cash (used in) provided by investing activities	(60,504)	63,639
Cash provided by (used in) financing activities:
Proceeds from option exercises and other	1,443	1,167
Purchase of treasury stock	(6,237)	(2,413)
Payments on debt	–	(152,800)
Payments on capital leases	(1,011)	–
Funds received for the benefit of members	44,669	8,691
Net cash provided by (used in) financing activities	38,864	(145,355)
Cash and cash equivalents:
Increase (decrease) during year	201,417	(23,791)
Balance at beginning of year	1,158,131	1,181,922
Balance at end of year	$1,359,548	$1,158,131

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$75,962	$80,621
Cash paid for interest	$228	$2,642
Equipment acquired through capital leases	$8,868	$805
Non-cash additions to property, equipment and capitalized software	$2,354	$923

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of December 31,
	2010	2009
Membership by Program
Medicaid Membership
TANF	1,085,000	1,094,000
S-CHIP	168,000	163,000
SSI and ABD	77,000	79,000
FHP	10,000	13,000
Total Medicaid Membership	1,340,000	1,349,000

Medicare Membership
Medicare Advantage	116,000	225,000
Prescription Drug Plan (stand-alone)	768,000	747,000
Total Medicare Membership	884,000	972,000
Total Membership	2,224,000	2,321,000

Medicaid Membership by State
Florida	415,000	425,000
Georgia	566,000	546,000
Other states	359,000	378,000
Total Medicaid Membership	1,340,000	1,349,000

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Premium revenue:
Medicaid:
Florida	$220,052	$216,207	$889,705	$916,689
Georgia	352,847	329,270	1,357,354	1,273,712
Other states	252,932	263,292	1,005,318	975,304
Medicaid premium taxes	18,296	10,914	56,374	91,026
Total Medicaid	844,127	819,683	3,308,751	3,256,731

Medicare:
Medicare Advantage plans	323,723	632,521	1,336,089	2,775,442
Prescription Drug plans	185,071	169,239	785,350	835,079
Total Medicare	508,794	801,760	2,121,439	3,610,521
Total Premium Revenue	$1,352,921	$1,621,443	$5,430,190	$6,867,252

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per-share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations.  Following are statements of operations and related measures for the fourth quarter and year ended December 31, 2010 and 2009, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Revenues:
Premium	$1,334,625	$–		$1,334,625	$1,610,529	$–		$1,610,529
Medicaid premium taxes	18,296	–		18,296	10,914	–		10,914
Total premium	1,352,921	–		1,352,921	1,621,443	–		1,621,443
Investment and other income	2,529	–		2,529	2,537	–		2,537
Total revenues	1,355,450	–		1,355,450	1,623,980	–		1,623,980

Expenses:
Medical benefits	1,100,761	–		1,100,761	1,385,247	–		1,385,247
Selling, general, and administrative	194,203	(15,557)	(a) (b)	178,646	202,862	(11,815)	(a) (b)	191,047
Medicaid premium taxes	18,296	–		18,296	10,914	–		10,914
Depreciation and amortization	6,176	–		6,176	5,789	–		5,789
Interest	69	–		69	–	–		–
Total expenses	1,319,505	(15,557)		1,303,948	1,604,812	(11,815)		1,592,997

Income before income taxes	35,945	15,557		51,502	19,168	11,815		30,983
Income tax expense	9,808	11,287		21,095	8,029	2,989		11,018
Net income	$26,137	$4,270		$30,407	$11,139	$8,826		$19,965

Weighted average shares:
Basic	42,492,250	–		42,492,250	41,977,007	–		41,977,007
Diluted	42,898,465	–		42,898,465	42,758,030	–		42,758,030

Net income per share:
Basic	$0.62	$0.10		$0.72	$0.27	$0.21		$0.48
Diluted	$0.61	$0.10		$0.71	$0.26	$0.21		$0.47

Medical benefits ratio:
Medicaid	86.5%	–		86.5%	88.9%	–		88.9%
Medicare Advantage	79.8%	–		79.8%	84.9%	–		84.9%
Prescription Drug Plans	69.4%	–		69.4%	76.4%	–		76.4%
Aggregate	82.5%	–		82.5%	86.0%	–		86.0%

Administrative expense ratio	14.5%	(1.1%)	(a) (b)	13.4%	12.6%	(0.8%)	(a) (b)	11.8%

Days in claims payable	62	–		62	53	–		53

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations, net of D&O insurance recoveries, amounted to an expense of $9.1 million and expense of $11.4 million, in the quarters ended December 31, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $6.5 million and $0.4 million, respectively, in the quarters ended December 31, 2010 and 2009.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per-share data)

	Year Ended December 31, 2010				Year Ended December 31, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Revenues:
Premium	$5,373,816			$5,373,816	$6,776,226			$6,776,226
Medicaid premium taxes	56,374			56,374	91,026			91,026
Total premium	5,430,190			5,430,190	6,867,252			6,867,252
Investment and other income	10,035			10,035	10,912			10,912
Total revenues	5,440,225			5,440,225	6,878,164			6,878,164

Expenses:
Medical benefits	4,536,631			4,536,631	5,862,457			5,862,457
Selling, general, and administrative	895,894	(265,938)	(a)(b)	629,956	805,238	(104,961)	(a)(b)	700,277
Medicaid premium taxes	56,374			56,374	91,026			91,026
Depreciation and amortization	23,946			23,946	23,336			23,336
Interest	229			229	3,087			3,087
Total expenses	5,513,074	(265,938)		5,247,136	6,785,144	(104,961)		6,680,183

(Loss) income before income taxes	(72,849)	265,938		193,089	93,020	104,961		197,981
Income tax (benefit) expense	(19,449)	98,325		78,876	53,149	18,281		71,430
Net (loss) income	$(53,400)	$167,613		$114,213	$39,871	$86,680		$126,551

Weighted average shares:
Basic	42,365,061	–		42,365,061	41,823,497	–		41,823,497
Diluted	42,365,061	428,989		42,794,050	42,150,777	–		42,150,777

Net (loss) income per share:
Basic	$(1.26)	$3.96		$2.70	$0.95	$2.08		$3.03
Diluted	$(1.26)	$3.93		$2.67	$0.95	$2.05		$3.00

Medical benefits ratio:
Medicaid	87.5%	–		87.5%	88.8%	–		88.8%
Medicare Advantage	78.9%	–		78.9%	82.8%	–		82.8%
Prescription Drug Plans	80.9%	–		80.9%	90.1%	–		90.1%
Aggregate	84.4%	–		84.4%	86.5%	–		86.5%

Administrative expense ratio	16.6%	(4.9%)	(a)(b)	11.7%	11.9%	(1.6%)	(a) (b)	10.3%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations, net of D&O insurance recoveries, amounted to an expense of $7.2 million and expense of $44.3 million, in the year ended December 31, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $258.7 million and $60.7 million, respectively, in the year ended December 31, 2010 and 2009.

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WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Net Cash Provided by Operating Activities Modified
for the Timing of Receipts from and Payments to Government Clients
(Dollars in thousands)

The Company reports cash provided by operating activities on a non-GAAP basis to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of a period.

	Year Ended December 31,
	2010	2009
Net cash provided by operating activities, as reported under GAAP	$223,057	$57,925
Modifications to eliminate changes in:
Premium receivables, net	(158,124)	74,014
Other receivables from government partners, net	(6,728)	564
Unearned premiums	23,113	(9,299)
Other payables to government partners	(8,458)	(30,047)
Net cash provided by operating activities, modified for the timing of receipts from and payments to government clients	$72,860	$93,157

WCG Reports Annual and Fourth Quarter 2010 Results

February 16, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

WellCare has reassessed its reporting practices and, beginning this quarter, is reporting Medicaid premium tax expense separate from SG&A expense.  Historically, the Company has reported premium tax expense within SG&A expense.  In addition, the Company is excluding Medicaid premium taxes from premium revenue when calculating its MBRs, administrative expense ratio, and other key measurements.  The Company believes that reporting certain measurements excluding Medicaid premium taxes provides useful information for investors, as the impact of Medicaid premium taxes on the Company’s key ratios and measurements is not indicative of operating performance.  The following table provides MBRs and adjusted administrative expense ratios computed using the new reporting practice for the quarters ended March 31, June 30, September 30, and December 31, 2010, and the years ended December 31, 2009 and 2010.

	Three Months Ended,				Years Ended December 31,
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	2010	2009
Medical benefits ratio:
Medicaid	86.5%	88.9%	87.0%	87.8%	87.5%	88.8%
Medicare Advantage	79.8%	78.7%	78.4%	78.7%	78.9%	82.8%
PDP	69.4%	71.7%	84.7%	97.2%	80.9%	90.1%
Aggregate	82.5%	83.9%	84.5%	86.8%	84.4%	86.5%

Adjusted administrative expense ratio	13.4%	11.0%	10.4%	12.1%	11.7%	10.3%

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